Exhibit 99.2



 U. S. STEEL ANNOUNCES REDEMPTION OF 10% SENIOR QUARTERLY INCOME DEBT SECURITIES
                                    DUE 2031

     PITTSBURGH, Nov. 29, 2006 - United States Steel Corporation (NYSE:X)

announced today that it has called for full redemption on January 2, 2007, (the

"Redemption Date") its 10% Senior Quarterly Income Debt Securities (the

"SQUIDS") due 2031 (NYSE:XSS). The aggregate principal amount of the SQUIDS issued and outstanding is $49,326,575. The company plans to fund the redemption with currently available funds.

      In accordance with the terms of the indenture, the redemption price for each of the SQUIDS is the $25 principal amount, plus accrued interest to, but excluding, the Redemption Date to holders of record on December 15, 2006.

Interest will cease to accrue on the SQUIDS after January 1, 2007. The Company will take a pre-tax charge of approximately $3 million in the first quarter 2007 following the redemption for unamortized issuance costs.

      The SQUIDS are held only in book-entry form through The Depository Trust

Company ("DTC"). DTC will redeem the securities in accordance with its procedures. Copies of the notice of redemption may be obtained from The Bank of

New York, the trustee for the SQUIDS, by calling 1-800-254-2826.

                                      -oOo-

SQUIDS SM is a service mark of Goldman, Sachs & Co.

For more information about U. S. Steel, visit www.ussteel.com.